UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2013

THE ALKALINE WATER COMPANY INC.
Exact name of registrant as specified in its charter)

Nevada	000-55096	EIN 98-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7730 E Greenway Road Ste. 203
Scottsdale, AZ 85260
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 480-272-7290

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities.

On November 7, 2013, The Alkaline Water Company Inc. (“Alkaline”) issued an aggregate of 500.00028 shares of its 10% Series B Convertible Preferred Stock (“Series B Preferred Stock”) at a stated value of $1,000 per share of Series B Preferred Stock for gross proceeds of $500,000.28 (the “Offering”). On the same date, Alkaline also issued Series A, Series B and Series C common stock purchase warrants. The Series A warrants are exercisable into 1,162,791 shares of the Alkaline’s common stock (“Common Stock”) with an exercise price of $0.55 per share and have a term of exercise of five years. The Series B warrants are exercisable into 1,162,791 shares of the Common Stock with an exercise price of $0.43 per share and have a term of exercise of 54 weeks. The Series C warrants are exercisable into 1,162,179 shares of the Common Stock with an exercise price of $0.55 per share and have a term of exercise of five years; provided that such Series C warrants only become exercisable ratably upon exercise of the Series B Warrants. Alkaline issued the Series B Preferred Stock and the Series A, Series B and Series C common stock purchase warrants to three accredited investors. The issuance and sale of securities is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.

Holders of the Series B Preferred Stock will be entitled to receive cumulative dividends at the rate per share (as a percentage of the stated value per share) of 10% per annum, payable semi-annually on April 30 and October 31 and on each conversion date (with respect only to Series B Preferred Stock being converted) and on each Mandatory Redemption Date and One Year Redemption Date (with respect only to Series B Preferred Stock being redeemed). Upon any liquidation, dissolution or winding-up of Alkaline, holders of the Series B Preferred Stock will be entitled to receive out of the assets of Alkaline an amount equal to the stated value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon for each share of the Series B Preferred Stock before any distribution or payment is made to the holders of any junior securities.

Each share of the Series B Preferred Stock is convertible at the option of the holder thereof into that number of shares of Common Stock determined by dividing the stated value of such share of the Series B Preferred Stock by the conversion price of $0.43, subject to later adjustment. In addition, on the earlier (the “Trigger Date”) of (a) the date that a registration statement that registers the resale of the shares of Common Stock issuable upon conversion of the shares of the Series B Preferred Stock (the “Registration Statement”) is first declared effective by the Securities and Exchange Commission and (b) the 180th calendar day following the date of the closing of the Offering (November 7, 2013), the conversion price will be reduced to the lesser of (i) the then conversion price or (ii) 85% of the average of the volume weighted average price for the five trading dates immediately prior to such Trigger Date, subject to a floor price of $0.25. The conversion right is subject to the beneficial ownership limitation, which will be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series B Preferred Stock held by the applicable holder. The holder may increase or decrease the beneficial ownership limitation upon not less than 61 days’ prior notice to Alkaline, but in no event will such beneficial ownership exceed 9.99% ..

Within three trading days from the closing of any subsequent financing (each, a “Mandatory Redemption Date”), Alkaline must use 25% of the proceeds from each such financing to redeem the Series B Preferred Stock on a pro rata basis, until such time that all of the Series B Preferred Stock then outstanding are redeemed in full (each, a “Mandatory Redemption”). If any portion of the cash payment for a Mandatory Redemption has not been paid by Alkaline on the Mandatory Redemption Date, interest will accrue until such amount is paid in full at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law. In addition, on the first anniversary of the earliest date on which any shares of the Series B Preferred Stock were issued (the “One Year Redemption Date”), Alkaline must redeem all of the then outstanding Series B Preferred Stock, for an amount in cash equal to the sum of 100% of the aggregate stated value then outstanding, the accrued but unpaid dividends and all the liquidated damages and other amounts due in respect of the Series B Preferred Stock. In addition, upon the occurrence of a triggering event, each holder will have the right to require Alkaline to redeem all of the Series B Preferred Stock then held by such holder for a redemption price, in cash, equal to the sum of (a) the greater of (i) 130% of the stated value and (ii) the product of (y) the volume weighted average price on the trading day immediately preceding the date of the triggering event and (z) the stated value divided by the then conversion price, (b) all accrued but unpaid dividends thereon, (c) the make-whole amount and (d) all liquidated damages and other costs, expenses or amounts due in respect of the Series B Preferred Stock. The triggering events include, among other things, the failure of the Registration Statement to be declared effective by the Securities and Exchange Commission on or prior to the 180th day after the date of the closing of the Offering (November 7, 2013).

Item 3.03                     Material Modifications to Rights of Security Holders.

The information contained in Items 3.02 and 5.03 of this current report on Form 8-K is responsive to this item.

Item 5.03                     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 5, 2013, Alkaline designated 1,000 shares of the authorized and unissued preferred stock as “10% Series B Convertible Preferred Stock” by filing a Certificate of Designation with the Secretary of State of the State of Nevada. For a description of 10% Series B Convertible Preferred Stock, please see Item 3.02 of this current report on Form 8-K.

A copy of the Certificate of Designation is filed as Exhibit 3.1 to this current report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(d)                     Exhibits

3.1	Certificate of Designation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

/s/ Richard A. Wright
Richard A. Wright
Vice-President, Secretary, Treasurer and Director

November 8, 2013